Exhibit 99.1

CONSENT OF PERSON TO BECOME DIRECTOR

OF

MOTA GROUP, INC.

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of Mota Group, Inc., and any amendments and supplements thereto, as a nominee to the board of directors of Mota Group, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

_/s/ Lixin Ren________

Name: Lixin Ren

Date: July 23, 2016